Exhibit 10.1

AGREEMENT FOR ACQUISITION OF A PATENT APPLICATION

This AGREEMENT FOR ACQUISITION OF A PATENT APPLICATION (the "Agreement") is entered into as of 18th day of June 2007 (the "Effective Date") by and between OmniReliant Holdings, Inc. a Nevada corporation ("Buyer") and Product & Technology Partners LLC, a New Jersey Limited Liability Company (“Seller”) with respect to the following facts:

WHEREAS, the Seller is the owner of certain patent applications and intellectual property utilized in connection therewith, collectively referred to herein as the “Patent Application, as described in Exhibit “B”;

WHEREAS, Buyer wishes to purchase the Patent Application (as hereinafter defined) from the Seller:

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

The “Product” means a self-warming topical pharmaceutical product capable of delivering salicylic acid in a foam suitable for consumer use.

The “Provisional Application” means a provisional patent application filed with the U.S. Patent and Trademark Office on October 11 2006, having serial number
60/828984.

The “Patent Application” means a patent application filed with the U.S. Patent and Trademark Office pursuant to Title 35 of the United States Code and Title 37 of the Code of Federal Regulations on January 24, 2007, claiming priority of the Provisional Application and having serial number 11/626551.

The “PCT Application” means a patent application which may be filed under the Patent Cooperation Treaty claiming priority of the provisional application.

The “Non PCT Application” means any patent application claiming priority of the provisional application filed in any jurisdiction not a member of the Patent cooperation Treaty or, if no PCT application is filed, a patent application filed in any non-USA jurisdiction pursuant to the Paris Convention for the Protection of Industrial Property or revisions thereof.

2.
Transfer and Assignment. The Seller hereby agrees to assign, transfer and convey to Buyer all of the Seller’s right title and interest in and to the Patent Application. The Seller shall deliver an Assignment to perfect the transfer of the Patent Application in the form attached as Exhibit “A” (the “Assignment”). In addition, the Seller shall assign, transfer and convey to Buyer all of the Seller’s right, title and interest in and to all Patents, Patent Applications, PCT Applications and Non PCT Applications filed by Seller claiming priority of the Provisional Application.

3.	Consideration. In consideration for the transfer and assignment of the Patent Application to Buyer, Buyer agrees to the following:

d)
Upon execution of this Agreement, Buyer shall (i) pay to Seller an aggregate of Twenty Five Thousand dollars ($25,000), issue to the Seller Two Hundred Thousand (200,000) shares of Buyer’s restricted common stock (the “Payment Shares”), which Payment Shares shall be subject to the Lock-Up provision set forth in Section 4(i)) herein, and (iii) make to the Seller up to $400,000 in installment payments, as hereinafter described. All payments shall be due and payable as set forth in this Section 3.

e)
Buyer shall conduct Due Diligence (“DD”) evaluations for a period of Six (6) months from the date hereof. Following the DD period, if Buyer is satisfied with the product and intends to offer product for sale, Buyer shall pay to Seller Twenty Five Thousand dollars ($25,000). Seller shall provide advice and expertise provided that Seller incurs no expenses. Time consulting will be at the discretion of the Seller.

f)
Buyer shall pay seller Installment Payments of Four Hundred Thousand Dollars ($400,000.), payable over a period of 4 years following six months from the date of this agreement. The payments will consist of 1% on wholesale the first 12 months of airing the first infomercial and 3% thereafter. Payments of 5% wholesale will be paid on product sold on HSN or QVS. Payments will be paid in quarterly installments to the Seller. Installment Payments shall not exceed an aggregate of Four Hundred Thousand Dollars ($400,000). If no revenues are generated from the sale of the Product, no Installment Payments shall be due hereunder.

4.	Seller’s Representations. Seller represents as follows:

a)
Authority and Consents. The Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and no approvals or consents of any person or entity is necessary in connection therewith. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms.

b)
Title to Patent Application. The Seller has good and marketable title to the Patent Application. To the best of the Seller’s knowledge, the Patent Application is free and clear of restrictions on or conditions to transfer or assignment, and is free and clear of mortgages, liens, pledges, charges, encumbrances, equities, or claims of any kind or manner.

c)
Litigation; Infringement Claims. Seller hereby represents that as of the date of the signing of this agreement, there are no actions, suits, proceedings, arbitrations, investigations or claims pending or, to the knowledge of the Seller, threatened against or affecting the Seller in connection with the Patent Application. To the best of Seller’s knowledge, the Patent Application and related Intellectual Property do not infringe upon the intellectual property rights of any other third party

d)
Information on Buyer. The Seller has been furnished with the Buyer's Form 10-QSB for the quarter ended March 31, 2007. as filed with the Securities and Exchange Commission (the “Commission”) together with all subsequently filed forms 10-QSB, 8-K, and other publicly available filings made with the Commission (hereinafter referred to collectively as the "Reports"). In addition, the Seller has received from the Buyer such other information concerning its operations, financial condition and other matters as the Seller has requested in writing (such information in writing is collectively, the "Other Written Information"), and considered all factors the Seller deems material in deciding on the advisability of investing in the Securities.

e)
Information on Seller. Each member of Seller is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable each member of the Seller to utilize the information made available by the Buyer to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Each member of the Seller has the authority and is duly and legally qualified to purchase and own the Securities. Each member of the Seller is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Seller is accurate.

f)
Purchase of Common Stock. The Seller will receive the Common Stock for its own account and not with a view to any distribution thereof to any parties or persons other than the members of Seller prior to the end of the Lock-up period.

g)
Compliance with Securities Act. The Seller understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Seller contained herein), and that such Securities must be held, for a period of one (1) year, unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

h)	Legend. The Common Stock shall bear the following legend, unless same shall have been included in an effective registration statement under the 1933 Act:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OMNIRELIANT HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

i)
Lock Up. For a period commencing on the date of issuance of the Payment Shares and expiring twenty-four (24) months thereafter,the Seller shall not directly or indirectly, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the Payment Shares.

j)
Intellectual Property Counsel. Buyer shall engage, at its own expense, the services of intellectual property counsel selected by Seller to pursue the prosecution of the patent application, including the filing and prosecution of any and all continuation, continuation in part or divisional applications thereof, as well as the filing of PCT and Non PCT applications. All costs of intellectual property counsel and those of associated foreign counsel including but not limited to the filing of PCT and Non PCT applications shall be at the expense of Buyer.

5.	Buyer's Representations and Warranties.

a)
Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Nevada. The Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and no approvals or consents of any person or entity is necessary in connection therewith. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

b)	Buyer shall use its best efforts to commercialize the Product, including obtaining necessary regulatory approvals.

6.	Indemnification.

a)
Buyer or its vendees, mediate or immediate will assume the defense of any suit brought against Seller, for infringement of any U.S. patent or for wrongful use of proprietary information of any third party insofar as such suit is based on a claim that the infringement or wrongful use is attributable to Buyers use, manufacture, sale or other disposition of the Product and corresponding proprietary information supplied under this Agreement. In any such suit, Buyer will indemnify Seller against any money damages or costs awarded in such suit in respect to such a claim.

b)
Buyer or its vendees, mediate or immediate will hold harmless Seller for any claims against Seller arising from any product liability lawsuits attributable to Buyers use, manufacture, sale or other disposition of the Product and corresponding proprietary information supplied under this Agreement.

c)
Entire Agreement; Modification. This Agreement and the exhibits referenced herein constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

d)
Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth (5th) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and property addressed as follows:

To Seller:	Product & Technology Partners, LLC
198 Pacific Street
Newark, NJ 07114
Tel: (973) 465-1268
Fax: (973) 465-1268

To Buyer:	OmniReliant Holdings, Inc.
4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
Tel: (813) 885-5998
Fax: (813) _______

Copies to:	Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

e)
Payment of Expenses and Construction. Each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of this Agreement and the transactions described herein. The parties to this Agreement are represented by counsel. This Agreement, and related agreements executed in connection with this Agreement, shall not be construed against any party on the basis that such party or its agents drafted parts of, or the entirety of such documents.

f)
Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

g)	Binding Effect. This Agreement shall bind and inure to the benefit of each party hereto and their respective successors, heirs and assigns.

h)
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, with originals to follow by overnight courier.

i)	Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York.

j)	Incorporation. All exhibits hereto are incorporated in whole by this reference.

k)
Authority of Parties. Each party signing this agreement on behalf of another person or entity warrants to the other parties that he or she is fully authorized to do so, and that his or her signing of the agreement will bind the party for whom he or she is signing to the terms of.

IN WITNESS WHEREOF, the parties have executed this Agreement for Acquisition of Patent Application as of the date first written above.

Seller:	PRODUCT & TECHNOLOGY PARTNERS, LLC. By: _________________________________ Name: Title:

Buyer:	OMNIRELIANT HOLDINGS, INC. By: _________________________________ Name: Title:

EXHIBIT A
ASSIGNMENT

WHEREAS, Product and Technology Partners, LLC a New Jersey Limited Liability Company, (the "Seller” or “Assignor”) is the owner of the Patent Application set forth in Exhibit “B” hereto.

WHEREAS, OmniReliant Holdings, Inc. ("OMNIRELIANT" or “Assignee”) has entered into that certain Agreement for Acquisition of Patent Application dated as of June __, 2007 (the "Agreement") and incorporated in whole by this reference;

WHEREAS, Assignor desires to assign all of its rights, title and interest in the Patent Application

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN:

Be it known that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the aforesaid Assignors have sold, assigned and transferred, and by these presents does hereby sell, assign and transfer unto OMNIRELIANT the full and exclusive right, title and interest in and to the Patent Application in the United States of America and in its colonies, territories and dependencies and also in all countries foreign to the United States of America, the same to be held and enjoyed irrevocably by OMNIRELIANT for its own use, and for the use of its successors, assigns or other legal representatives.

Assignor hereby represents that it has not heretofore transferred, assigned or otherwise conveyed any interest in the Patent Application to any third party in any manner whatsoever.

Assignor covenants to execute all additional instruments and do all things necessary for carrying out the purpose of this instrument, including, without limitation, execution of all documents or instruments necessary to apply for a patent or patents directly in the name of OMNIRELIANT.

OMNIRELIANT accepts the assignment of all the rights, titles, and interest in and to the Patent Application

This Assignment shall be effective for all purposes as of June __, 2007.

All defined terms utilized in this Assignment shall have the meanings ascribed to them in the Agreement unless otherwise indicated.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be signed this __ day of June, 2007.

PRODUCT & TECHNOLOGY PARTNERS, LLC. By: _________________________________ Name: Title:

STATE OF	)
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County of	)

On __________________ before me, _________________________, Notary Public, personally appeared _____________________________________ personally known to me, or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public _________________________________